Exhibit 99.2

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Jeremy Smeltser 608-275-4917

Spectrum Brands to Acquire Tristar Products’ Appliance and Cookware Business and Combine it with its Home and Personal Care Segment;
This New Combined Business is Intended to be Separated from Spectrum Brands, Creating a New Standalone Global Company and a New Spectrum Brands Consisting of its Global Pet Care and Home & Garden Businesses

•Acquisition adds PowerXL, Emeril Lagasse and Copper Chef, well-established brands in the fast-growing cooking appliances category, with net sales totaling $546 million in last twelve months ending December 31, 2021, growing sales over 85% in the last three years
•Adds highly complementary and synergistic leading market share positions in the fastest growing cooking categories including air fryers, indoor grills, and toaster ovens
•Brings a proven, innovative go-to-market platform with a proven track record of building brands and driving category growth
•The Company plans to use the combined Home Appliances and Personal Care businesses to create a separate, pure play global platform and intends to update investors on the separation later this year

Middleton, WI, February 4, 2022 – Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, announced today it has signed a definitive agreement to acquire the home appliances and cookware categories of Tristar Products, Inc. (the “Tristar Business”) for $325 million, in cash, at closing, up to $100 million, in cash, if certain gross profit targets are achieved in calendar year 2022 and another $25 million, in cash or equity of the combined business, if certain other gross profit targets are achieved in calendar year 2023. The transaction is expected to close within the next 90 days. The acquisition of the Tristar Business will be funded by a combination of cash on hand and a $500 million incremental loan incurred as a new tranche under the Company’s existing credit agreement.
“We are excited to announce the acquisition of the Tristar Business by our Home and Personal Care (“HPC”) segment this morning,” said David Maura, Chairman and Chief Executive Officer of Spectrum Brands. “The strategic combination of the Tristar Business with our HPC segment represents an exciting key milestone in our pursuit to create a leading higher-margin and faster-growing company in the global appliances market. The Tristar Business brings us a fantastic content creation studio, incredible DRTV capabilities and adds a direct-to-consumer distribution business that we believe can meaningfully lift HPC’s margins and growth rate. For some time, we have been seeking to successfully execute on an accretive transaction in this space and are pleased that this acquisition allows us to create a global appliances leadership platform.”
“I am thrilled to have the Tristar Business join a global organization like Spectrum Brands, which can provide the reach and resources for this business to drive significantly higher levels of growth. I have no doubt that this deal will provide a successful future for the combined business’ stakeholders, including all of its employees and consumers. This partnership also allows the Tristar Business to continue to deliver the most innovative, value-added and recognizable products. I am a big believer in
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the future prospects of this business under Spectrum Brands’ ownership and I am excited to have the deal structured to allow me to participate in the future financial performance of the business,” said Keith Mirchandani, Founder and Chief Executive Officer of Tristar Products, Inc.
“With this acquisition, we are building a global appliances platform with combined calendar year 2021 net sales of $1.8 billion and adjusted EBITDA of $142m. In addition, we expect to achieve $20-30 million in synergies once this business is completely integrated. This transaction not only increases our global appliances revenue creating a more scaled and efficient global appliances business, but it also brings a much needed direct-to-consumer capability to our combined business. We believe that the Tristar Business’ DTC capabilities and great innovation pipeline are critical value drivers of the exciting and dynamic business we are committed to creating through this combination. Their proven “go-to-market” platform has driven the rapid growth of their chef-inspired consumer brands and has established them as market leaders in the fast-growing air fry category. More recently, they have successfully proven their ability to launch line extensions in other categories such as electric grills, toaster ovens, cookware and other kitchen appliance categories.
“The Tristar Business can be enhanced by the capabilities and strengths of our current HPC business. Specifically, we will utilize our combined business’ seasoned and talented management team and our global presence and experience in a broader array of categories to expand Tristar’s brands and DTC capabilities globally. All in, we expect this strategic combination to deliver sustained growth and global market leadership in the appliances space. I look forward to combining the Tristar Business’ capabilities into our business and welcoming all of their employees to our HPC family,” said David Albert, President of Spectrum Brands’ HPC segment.
“After the closing of this transaction, our appliances business will have a powerful portfolio of leading global brands in the home and personal care appliance space, which will allow us to commence a refresh of our go-forward brand and product strategy and invest with confidence in building brand equity for long-term category growth,” said David Maura.
“I am excited to announce our intention to create a separate, pure play global home appliances and personal care company with its own capital structure and separate balance sheet to pursue other M&A and strategic transactions. We are currently considering possible scenarios for the combined business, which include, but are not limited to, a partial or complete spin-off to our shareholders, an initial public offering or a merger with an existing publicly traded entity. Subject to market conditions and transaction dynamics, we intend to update investors on the separation later this year.
“We continue to make good progress on receiving the regulatory approvals required to complete the sale of our Hardware and Home Improvement business to ASSA Abloy for $4.3 billion. Following completion of the HHI sale and execution of our strategic plan for our HPC business, we envision a Spectrum Brands that is a streamlined, very efficient, higher margin and higher growth pure play Global Pet Care and Home & Garden company. We are assessing these options thoughtfully and believe that creating two pure play businesses, one focused on pet care and home and garden and the other on home and personal care is the best path for us to maximize growth potential and long-term shareholder value,” concluded Mr. Maura.
Credit Suisse Securities, RBC Capital Markets and Canaccord Genuity Group acted as financial advisor and Sidley Austin LLP acted as legal counsel to Spectrum Brands on the transaction. Stifel acted as exclusive financial advisor and Venable LLP as legal counsel to Tristar Products.

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About Spectrum Brands Holdings, Inc.
Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Remington®, George Foreman®, Russell Hobbs®, Black+Decker®, Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!® , OmegaOne®, OmegaSea®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag®, and Liquid Fence®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™
About Tristar Products, Inc.
Tristar Products, Inc. is industry recognized as the premier direct response market leader worldwide. Tristar is an Inc. 5000 company. Tristar’s success relies on our established brands, proven international and domestic distribution channels, media power in more than 100 countries. Tristar has established domestic and international market dominance using a 360-degree approach that includes online, social media, TV media and retail distribution in major retailers around the world.
Forward-Looking Statements
Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using the words like “future”, “anticipate”, “intend”, “plan”, “believe”, “expect”, “project”, “forecast”, “could”, “would”, “should”, “will”, “may” and similar expressions of future intent or the negative of such terms. These statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the ability to consummate the announced transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions and our ability to realize the benefits of the transaction, including reducing the leverage of the Company, invest in the organic growth of the Company, fund any future acquisitions, returning capital to shareholders, and/or maintain its quarterly dividends; (2) the risk that regulatory approvals that are required to complete the proposed transaction may not be received, may take longer than expected or may impose adverse conditions; (3) our ability to realize the expected benefits of such transaction and to successfully integrate the business; (4) the impact of the COVID-19 pandemic on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition, and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (5) the impact of our indebtedness on our business, financial condition and results of operations; (6) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (7) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (8) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (9) the impact of fluctuations in transportation and shipment costs, commodity prices, costs or availability of raw materials or terms and conditions
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available from suppliers, including suppliers’ willingness to advance credit; (10) interest rate and exchange rate fluctuations; (11) the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s); (12) competitive promotional activity or spending by competitors, or price reductions by competitors; (13) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (14) the impact of actions taken by significant stockholders; (15) changes in consumer spending preferences and demand for our products, particularly in light of the COVID-19 pandemic and economic stress; (16) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (17) our ability to successfully identify, implement, achieve and sustain productivity improvements (including our Global Productivity Improvement Program), cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (18) the seasonal nature of sales of certain of our products; (19) the effects of climate change and unusual weather activity, as well as further natural disasters and pandemics; (20) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (21) our discretion to conduct, suspend or discontinue our share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open-market purchases or privately negotiated transactions); (22) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (23) the impact of existing, pending or threatened litigation, government regulations or other requirements or operating standards applicable to our business; (24) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (25) changes in accounting policies applicable to our business; (26) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (27) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (28) our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance; (29) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; (30) the impact of economic, social and political conditions or civil unrest in the U.S. and other countries; (31) the effects of political or economic conditions, terrorist attacks, acts of war, including any potential conflict in Ukraine, natural disasters, public health concerns or other unrest in international markets; (32) our ability to achieve our goals regarding environmental, social and governance practices; (33) our increased reliance on third party partners, suppliers, and distributors to achieve our business objectives; (34) the ability to consummate the announced Hardware and Home Improvement (“HHI”) divestiture on the expected terms and within the anticipated time period, or at all; (35) the risk that regulatory approvals that are required to consummate the proposed HHI divestiture may not be realized, may take longer than expected, or may impose adverse conditions; and (36) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including our fiscal 2021 Annual Report and subsequent Quarterly Reports on Form 10-Q.

Some of the above-mentioned factors are described in further detail in the sections entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this press release is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new
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information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Non-GAAP Financial Measures
Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA also is one of the measures used for determining compliance with the Company’s debt covenants. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Spectrum Brands provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While Spectrum Brands’ management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

The combined sales and EBITDA for the global combined appliances platform consist of (1) the Company’s HPC segment with net sales of $1,261.3 million and adjusted EBITDA of $79.1 million for the last twelve-month (“LTM”) period ended January 2, 2022 and (2) the Tristar Business with net sales of $546.4 million and an assessed adjusted EBITDA of $62.9 million for their fiscal year ended December 31, 2021. Reconciliations of all Spectrum non-GAAP measures to the most comparable GAAP measures for the consolidated group and its segments, including the HPC segment, are included in the Company’s 2021 Annual Report included in Form 10-k filed with the SEC, and subsequent Quarterly Reports on Form 10-Q, available at the Investor Relation section at www.spectrumbrands.com. The following is a reconciliation of the adjusted net income from continuing operations to adjusted EBITDA for the HPC segment for the LTM period ended January 2, 2022.

(in millions, except %)	Fiscal Year Ended September 30, 2021	Plus: Three Month Period Ended January 2, 2022	Less: Three Month Period Ended January 3, 2021	LTM Period Ended January 2, 2022
Net income from continuing operations	$46.1	$19.0	$38.2	$26.9
Depreciation and amortization	44.0	7.8	8.8	43.0
EBITDA	90.1	26.8	47.0	69.9
Restructuring and related charges	9.1	0.6	2.6	7.1
Transaction related charges	3.4	—	1.3	2.1
Adjusted EBITDA	$102.6	$27.4	$50.9	$79.1
Net Sales	$1,260.1	$379.7	$378.5	$1,261.3
Adjusted EBITDA Margin	8.1%	7.2%	13.4%	6.3%

The impact from the Company’s corporate adjustments attributable to income tax expense, interest expense, and share based compensation are not reflected in the reconciliation of non-GAAP measures for the HPC segment, but such adjustments would not impact the adjusted EBITDA figure as presented. The operating results of the Tristar Business consist of unaudited financial information provided by Tristar Products, Inc., for the fiscal year ended December 31, 2021, including the
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operating results attributable to the combined businesses of the home appliances and cookware categories, plus an allocation of certain corporate costs from Tristar Products, Inc. that would be assumed with the acquisition of the Tristar Business. Adjustments to Adjusted EBITDA may not be consistent to those adjustments presented and disclosed by Spectrum Brands.
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